Exhibit 99.1

I.D. Systems Logo
Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE

   CONTACTS:   For Financial Press                For Trade Press
               Ned Mavrommatis                    Greg Smith
               Chief Financial Officer            Vice President Marketing
               ned@id-systems.com                 gsmith@id-systems.com
               ------------------                 ---------------------
               General Phone: 201-996-9000        General Fax: 201-996-9144

          I.D. Systems, Inc. Reports Record Financial Results for 2005

Hackensack, NJ, February 16, 2006 --


I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the year ended December 31, 2005. Revenues for 2005 increased 38.3% to $19,004,000 from $13,741,000 for 2004. Net income increased 113.8% to $851,000, or $0.11 per basic share and $0.09 per diluted share, for 2005, compared to $398,000, or $0.05 per basic and diluted share, for 2004. The growth in revenues and net income was attributable primarily to increased demand for I.D. Systems' patented Wireless Asset Net(TM) system, which utilizes radio frequency identification, or RFID, technology to control, track, monitor and analyze assets. Gross profit margin for the year was 49% and for the fourth quarter was 51%.

For the fourth quarter ended December 31, 2005, revenues rose 51.4% to $6,030,000 compared to $3,983,000 for the quarter ended December 31, 2004. Net income for the fourth quarter increased to $432,000 compared to $16,000 for the same period a year ago.

Selling, general and administrative (SG&A) expenses for 2005 were $7,140,000 compared to $5,879,000 for 2004, primarily as a result of increased payroll expenses to support growing sales. As a percentage of revenues, however, SG&A expenses decreased to 37.6% in 2005 compared to 42.8% in 2004.

Research and development (R&D) expenditures for 2005 were $1,625,000 compared to $1,234,000 in 2004. As a percentage of revenues, R&D expenditures decreased to 8.6% in 2005 compared to 9.0% for 2004.

As of December 31, 2005, I.D. Systems had $7.6 million in cash, cash equivalents and investments, and $13.9 million of working capital, compared to $11.6 million and $12.7 million, respectively, as of December 31, 2004.

With respect to expanding relationships with existing customers, highlights of 2005 included the following events and milestones:

      o The United States Postal Service (USPS) awarded a national contract to I.D. Systems to produce and deploy a wireless Powered Industrial Vehicle Management System (PIVMS) at up to 460 USPS facilities over the next three years. As of December 31, 2005, the USPS had placed orders for PIVMS system deployment in 28 facilities.

      o Ford Motor Company continued to order I.D. Systems' Industrial Vehicle Electronic Control System (IVECS) for its North American manufacturing plants. As of December 31, 2005, I.D. Systems had implemented its IVECS on an aggregate of approximately 5,000 vehicles at 36 Ford facilities.

      o The Transportation Security Administration (TSA), part of the U.S. Department of Homeland Security, funded an expansion of its wireless vehicle security program with I.D. Systems at the Jacksonville, Florida, seaport. The TSA also funded a new program to integrate radio frequency identification (RFID) tag-reading capabilities into I.D. Systems' Wireless Asset Net system. Finally, at the end of 2005, the TSA issued the final report on its wireless vehicle security program with I.D. Systems at Newark Liberty International Airport. This report concludes that the project, during which more than 100 system elements were tested without a single requirement failure, successfully demonstrated that I.D. Systems' technology is an effective tool for securing and managing vehicles in the radio frequency (RF)-rich environment of a major U.S. airport.


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

      o Walgreen Co. placed a series of repeat orders for I.D. Systems' Wireless Asset Net industrial fleet management system. By year end, the Wireless Asset Net was being implemented in six Walgreens distribution centers.

      o Target Corporation also continued to order the Wireless Asset Net system for its distribution centers. By year end, the Wireless Asset Net was being deployed on more than 400 material handling vehicles in Target distribution facilities across the United States.

      o I.D. Systems was awarded a U.S. General Services Administration contract for its Wireless Asset Net system, enabling any federal government entity to order system components without seeking further competitive bids.

With respect to establishing relationships with important new customers, highlights of 2005 included the following accomplishments:

      o Wal-Mart Stores, Inc. entered into an agreement with I.D. Systems to implement the Wireless Asset Net system at a distribution center in Texas.

      o Rite Aid Corporation initiated a similar pilot program to evaluate the Wireless Asset Net at a distribution center in Maryland.

With respect to enhancing core technology and capitalizing on new application opportunities, highlights of 2005 included the following activities:

      o I.D. Systems introduced two new RFID-based products to complement the Wireless Asset Net industrial vehicle management system:

            o The Battery Charger Monitoring Point (Battery ChaMP) provides automatic data uploads, real time system visibility and data collection for batteries and chargers used to power fleets of electric vehicles.

            o The Machine Asset Communicator provides wireless monitoring and control of fixed machinery, including automatic quality control checks, real-time alerts on out-of-specification machine parameters, automatic machine shut-down based on user-defined criteria and electronic maintenance checklists.

      o I.D. Systems continued to develop its wireless solutions for rental fleet management:

            o Avis Rent A Car System, Inc. continued to utilize a version of the Wireless Asset Net system to streamline the return process and enhance rental revenues for its rental fleet in Puerto Rico.

            o I.D. Systems was awarded a United States patent for a fully automated wireless vehicle rental and return which keeps track of vehicle data such as mileage, fuel level and location of the vehicle.

                            Investor Conference Call

I.D. Systems will be holding a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on February 16, 2006. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Frederick Muntz, EVP of sales and marketing, will discuss the results of the period and recent developments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of I.D. Systems' web site at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.


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

                               About I.D. Systems

I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. I.D. Systems' patented Wireless Asset Net system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets. For more information on I.D. Systems, Inc., visit www.id-systems.com.

                                   Trademarks

Wireless Asset Net and Battery ChaMP are trademarks of I.D. Systems, Inc.

              "Safe Harbor" statement under the Private Securities
                         Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of I.D. Systems' key customers or reduction in the purchase of its products by any such customers, the failure of the market for I.D. Systems' products to continue to develop, the inability to protect I.D. Systems' intellectual property, the inability to manage I.D. Systems' growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission, including I.D. Systems' registration statement on Form S-3. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release.


                             -- Tables to Follow --


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

                               I.D. Systems, Inc.
                            Statements of Operations


                                                          Year Ended December 31,       Quarter Ended December 31,
                                                       ----------------------------    ----------------------------
                                                           2004             2005           2004            2005
                                                       ------------    ------------    ------------    ------------
Revenue                                                $ 13,741,000    $ 19,004,000    $  3,983,000    $  6,030,000
Cost of revenue                                           6,509,000       9,708,000       1,901,000       2,966,000
                                                       ------------    ------------    ------------    ------------

Gross profit                                              7,232,000       9,296,000       2,082,000       3,064,000
                                                       ------------    ------------    ------------    ------------

Operating expenses:
    Selling, general and administrative expenses          5,879,000       7,140,000       1,721,000       2,212,000
    Research and development expenses                     1,234,000       1,625,000         424,000         490,000
                                                       ------------    ------------    ------------    ------------

                                                          7,113,000       8,765,000       2,145,000       2,702,000
                                                       ------------    ------------    ------------    ------------

Income (loss) from operations                               119,000         531,000         (63,000)        362,000
Interest income                                             195,000         222,000          57,000          42,000
Interest expense                                            (63,000)        (53,000)        (14,000)        (10,000)
Other income                                                147,000         151,000          36,000          38,000
                                                       ------------    ------------    ------------    ------------

Net income (loss)                                      $    398,000    $    851,000    $     16,000    $    432,000
                                                       ============    ============    ============    ============

Net income (loss) per share - basic                    $       0.05    $       0.11    $       0.00    $       0.06
                                                       ============    ============    ============    ============

Net income (loss) per share - diluted                  $       0.05    $       0.09    $       0.00    $       0.05
                                                       ============    ============    ============    ============

Weighted average common shares outstanding - basic        7,455,000       7,771,000       7,679,000       7,847,000
                                                       ============    ============    ============    ============

Weighted average common shares outstanding - diluted      8,783,000       9,355,000       9,271,000       9,600,000
                                                       ============    ============    ============    ============


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

                               I.D. Systems, Inc.
                                 Balance Sheets


                                                                                 As of December 31,

ASSETS                                                                           2004            2005
                                                                             ------------    ------------
Current assets:
   Cash and cash equivalents                                                 $  8,440,000    $  2,138,000
   Investments available for sale                                               3,195,000       5,463,000
   Accounts receivable, net                                                     1,432,000       6,068,000
   Unbilled receivables                                                           402,000       1,293,000
   Inventory                                                                    1,739,000       2,952,000
   Investment in sales type leases                                                 39,000          34,000
   Interest receivable                                                             50,000              --
   Officer loan                                                                    10,000          11,000
   Prepaid expenses and other current assets                                      225,000         140,000
                                                                             ------------    ------------

         Total current assets                                                  15,532,000      18,099,000

Fixed assets, net                                                               1,009,000       1,159,000
Investment in sales type leases                                                    34,000         433,000
Officer loan                                                                       20,000           8,000
Deferred contract costs                                                           476,000          53,000
Other assets                                                                       88,000          88,000
                                                                             ------------    ------------

                                                                             $ 17,159,000    $ 19,840,000
                                                                             ============    ============


LIABILITIES
Current liabilities:
   Accounts payable and accrued expenses                                     $  2,541,000    $  3,881,000
   Long term debt - current portion                                               199,000         209,000
   Deferred revenue                                                                95,000         155,000
                                                                             ------------    ------------

         Total current liabilities                                              2,835,000       4,245,000

Long term debt                                                                    449,000         240,000
Deferred revenue                                                                  191,000          90,000
Deferred rent                                                                     112,000          99,000
                                                                             ------------    ------------

                                                                                3,587,000       4,674,000
                                                                             ------------    ------------
Commitments and Contingencies (Note J)

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued
Common stock; authorized 15,000,000 shares, $0.01 par value; issued and outstanding 7,690,000 and 7,851,000 shares at December 31, 2004 and 2005, respectively
                                                                                   77,000          79,000
Additional paid-in capital                                                     24,994,000      25,735,000
Accumulated deficit                                                           (11,386,000)    (10,535,000)
                                                                             ------------    ------------

                                                                               13,685,000      15,279,000
                                                                             ------------    ------------
Less: Treasury stock; 40,000 shares at cost                                      (113,000)       (113,000)
                                                                             ------------    ------------

Total stockholders equity                                                      13,572,000      15,166,000

Total liabilities and stockholders' equity                                   $ 17,159,000    $ 19,840,000
                                                                             ============    ============


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

                               I.D. Systems, Inc.
                            Statements of Cash Flows

                                                                  Year Ended December 31,
                                                               ----------------------------
                                                                   2004            2005
                                                               ------------    ------------
Cash flows from operating activities:
Net income (loss)                                              $    398,000    $    851,000
Adjustments to reconcile net income (loss) to cash (used in)
provided by operating activities:
  Inventory reserve                                                      --         105,000
  Depreciation and amortization                                     255,000         362,000
  Deferred rent expense                                              23,000         (13,000)
  Deferred revenue                                                  (88,000)        (41,000)
  Bad debt expense                                                   (7,000)         20,000
  Deferred contract costs                                           199,000         423,000
  Accrued interest income                                           119,000          42,000
  Changes in:
    Accounts receivable                                             779,000      (4,656,000)
    Unbilled receivables                                           (402,000)       (891,000)
    Inventory                                                    (1,063,000)     (1,318,000)
    Prepaid expenses and other assets                               (87,000)         85,000
    Investment in sales type leases                                  37,000        (394,000)
    Accounts payable and accrued expenses                         1,485,000       1,340,000
                                                               ------------    ------------
       Net cash (used in) provided by operating activities        1,648,000      (4,085,000)
                                                               ------------    ------------
Cash flows from investing activities:
    Purchase of fixed assets                                       (419,000)       (512,000)
    Purchase of investments                                      (1,235,000)     (5,963,000)
    Maturities of investments                                     3,385,000       3,703,000
    Collection of officer loan                                       11,000          11,000
                                                               ------------    ------------
      Net cash (used in) provided by investing activities         1,742,000      (2,761,000)
                                                               ------------    ------------
Cash flows from financing activities:
  Repayment of term loan                                           (188,000)       (199,000)
  Repayment of line of credit                                      (137,000)             --
  Proceeds from exercise of stock options                         1,171,000         743,000
  Proceeds from exercise of warrants                              1,025,000              --
                                                               ------------    ------------
     Net cash provided by financing activities                    1,871,000         544,000
                                                               ------------    ------------
Net (decrease) increase  in cash and cash equivalents             5,261,000      (6,302,000)
Cash and cash equivalents - beginning of period                   3,179,000       8,440,000
                                                               ------------    ------------
Cash and cash equivalents - end of period                      $  8,440,000    $  2,138,000
                                                               ============    ============
Supplemental disclosure of cash flow information:
  Cash paid for:
      Interest                                                 $     63,000    $     53,000

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